Exhibit (a)(1)(F)

FORM OF COMMUNICATION

NOTICE OF WITHDRAWAL

RETRACTABLE TECHNOLOGIES, INC.

OFFER TO EXCHANGE STOCK OPTIONS

NOTICE OF WITHDRAWAL

To:	Retractable Technologies, Inc.
Attention: Mr. Douglas W. Cowan
511 Lobo Lane
Little Elm, Texas, 75068
Facsimile: (972) 292-1630
Email: rtifinancial@vanishpoint.com

I previously received a copy of the Offer to Exchange Stock Options (the “Exchange Offer”), dated October 17, 2008, and the Election Form. I signed and returned the Election Form, in which I elected to tender all of my Eligible Options. I understand that, by signing this Notice of Withdrawal and delivering it to Retractable Technologies, Inc., I withdraw my acceptance of the Exchange Offer and reject the Exchange Offer. By rejecting the Exchange Offer, I understand that I will not receive any New Options in exchange for my Eligible Options and I will retain those Eligible Options with their existing terms, exercise prices, vesting schedules, and other terms and conditions. I agree that Retractable Technologies, Inc. has made no representations or warranties to me regarding my rejection of the Exchange Offer. The withdrawal of my Eligible Options is at my own discretion. I agree that Retractable Technologies, Inc. will not be liable for any costs, taxes, losses, or damages I may incur as a result of my decision to withdraw my Eligible Options.

I elect to withdraw my Eligible Options that I previously chose to exchange pursuant to the Exchange Offer. Therefore, I have completed and signed this Notice of Withdrawal.

Signature of Eligible Option Holder	Date

Option Holder’s Name (please print or type)

Spousal Consent

The undersigned spouse of the option holder who has executed this Notice of Withdrawal above has read and hereby approves the submission of this Notice of Withdrawal. The undersigned agrees to be irrevocably bound by this Notice of Withdrawal and further agrees that any community property interest of the undersigned will similarly be bound by this Notice of Withdrawal. The undersigned appoints the option holder who has executed this Notice of Withdrawal above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Notice of Withdrawal.

Your failure to provide your spouse’s signature constitutes your representation and warranty to RTI that either you are not married or your spouse has no community or other marital property rights in the Eligible Options or New Options. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spouse’s Signature	Date

Spouse’s Name (please print or type)

(See other side for instructions)

NOTICE OF WITHDRAWAL INSTRUCTIONS

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW YOUR PREVIOUS TENDER OF ELIGIBLE OPTIONS.

If you previously elected to accept the offer by Retractable Technologies, Inc. to exchange your outstanding Eligible Options for New Options, subject to the terms and conditions set forth in the Offer to Exchange Stock Options (the “Exchange Offer”), dated October 17, 2008, and you would like to change your election and withdraw the tender of your Eligible Options, you must complete and sign this Notice of Withdrawal (and any other document it requires) and return it to Retractable Technologies, Inc. so that we RECEIVE it before the Expiration Date, which we expect will be 5:00 p.m., Central Standard Time, on November 18, 2008 (or later if we extend the offer).

Once the Notice of Withdrawal (and any other document it requires) is signed and completed, please return it to Retractable Technologies, Inc.  by one of the following means:

By Hand or Interoffice Mail:

Attention: Mr. Douglas W. Cowan

By Facsimile:

Retractable Technologies, Inc.

Attention: Mr. Douglas W. Cowan

Facsimile: (972) 292-1630

By Mail or Delivery Service:

Retractable Technologies, Inc.

Attention: Mr. Douglas W. Cowan

511 Lobo Lane

Little Elm, Texas 75068

By Email:

rtifinancial@vanishpoint.com

The method of delivery is at your own option and risk. You are responsible for making sure that the Notice of Withdrawal (and any other document it requires) is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we RECEIVE your Notice of Withdrawal on time. Your tendered Eligible Options will not be considered withdrawn until we RECEIVE your properly completed and signed Notice of Withdrawal (and any other document it requires).  If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Participant, your previously tendered Eligible Options will be cancelled and exchanged pursuant to the Exchange Offer.

If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title must be identified on this Notice of Withdrawal AND PROPER EVIDENCE OF THE AUTHORITY OF SUCH PERSON TO ACT IN SUCH CAPACITY MUST BE PROVIDED WITH YOUR NOTICE OF WITHDRAWAL.